As filed with the Securities and Exchange Commission on September 4, 2020

Registration No. __________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________________

LANTRONIX, INC.

(Exact name of registrant as specified in its charter)

___________________

Delaware	33-0362767
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

7535 Irvine Center Drive, Suite 100

Irvine, CA 92618
(Address, including zip code, of Principal Executive Offices)

___________________

Inducement Stock Option Awards

Inducement Restricted Stock Unit Awards

(Full title of the plan)

___________________

Jeremy Whitaker
Chief Financial Officer
Lantronix, Inc.

7535 Irvine Center Drive, Suite 100

Irvine, CA 92618
(949) 453-3990

(Name, address and telephone number, including area code, of agent for service)

COPY TO:

David Goren
Vice President, Human Resources, Legal & Business Affairs

Lantronix, Inc.

7535 Irvine Center Drive, Suite 100

Irvine, CA 92618

(949) 453-3990

___________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $0.0001 par value per share:
Issuable pursuant to new employee inducement stock option awards	310,000(1) shares	$3.58(2)	$1,109,800(2)	$144(2)
Issuable pursuant to new employee inducement restricted stock unit awards	185,000(1) shares	$4.91(3)	$908,350(3)	$118(3)
Total:	495,000(1) shares		$2,018,150	$262

(1)	This Registration Statement covers, in addition to the number of shares of Lantronix, Inc., a Delaware corporation (“Lantronix” or the “Registrant”), common stock, par value $0.0001 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the awards listed in this table above, as a result of one or more adjustments under the applicable plan or award agreement evidencing the award to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions. See the “Explanatory Note” below for more information regarding these awards.

(2)	Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based on the weighted average exercise price of the options.

(3)	Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on September 3, 2020, as quoted on the NASDAQ Capital Market.

The Exhibit Index for this Registration Statement is at page 8.

EXPLANATORY NOTE

Lantronix, Inc. (“Lantronix” or the “Registrant”) hereby files this Registration Statement on Form S-8 (the “Registration Statement”) to register under the Securities Act of 1933, as amended (the “Securities Act”), a total of 495,000 shares of common stock, par value $0.0001 per share, of Lantronix (“Lantronix Common Stock”) that may be issued upon the settlement of 185,000 restricted stock units (the “Inducement RSUs”) and the exercise of 310,000 stock options (the “Inducement Options”) that were granted to David Goren and Jonathan Shipman on June 3, 2019 and to Roger Holliday on February 4, 2020 to induce them to accept employment by the Registrant.

The Inducement RSUs and Inducement Options were awarded outside of the Lantronix, Inc. 2010 Amended and Restated Stock Incentive Plan, as amended. The Inducement RSUs and Inducement Options were approved by the Registrant’s Board of Directors and Compensation Committee in compliance with, and in reliance on, NASDAQ Listing Rule 5635(c)(4), which exempts employment inducement grants from the general requirement of the NASDAQ Listing Rules that equity-based compensation plans and arrangements be approved by stockholders.

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PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

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PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents of the Registrant filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for its fiscal year ended June 30, 2019, filed with the Commission on September 11, 2019 (Commission File No. 001-16027);

(b)	The Registrant’s Quarterly Reports on Form 10-Q for its fiscal quarters ended September 30, 2019, December 31, 2019 and March 31, 2020, filed with the Commission on November 14, 2019, February 13, 2020 and May 15, 2020, respectively (each, Commission File No. 001-16027);

(c)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on July 10, 2019 (with respect to Items 1.01 and 2.01 and the corresponding exhibits in Item 9.01 only and as amended by the Form 8-K/A filed with the Commission on September 20, 2019), August 2, 2019 (with respect to Item 5.02 only), November 01, 2019 (with respect to Items 1.01 and 3.02 and the corresponding exhibits in Item 9.01 only), November 12, 2019, November 14, 2019, January 16, 2020 (with respect to Item 2.01 only and as amended by Form 8-K/A filed with the Commission on March 27, 2020), January 22, 2020, April 23, 2020, May 5, 2020, May 12, 2020, August 31, 2020 and September 3, 2020 (each, Commission File No. 001-16027); and

(d)	The description of the Registrant’s Common Stock contained in Exhibit 4.1 of its Annual Report on Form 10-K filed with the Commission on September 11, 2019 (Commission File No. 001-16027), and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

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Item 5.	Interests of Named Experts and Counsel

The validity of the issuance of Common Stock registered hereby is passed on for the Company by David Goren. Mr. Goren is the Vice President, Human Resources, Legal & Business Affairs of the Company and is compensated by the Company as an employee. Mr. Goren owns 28,495 shares of Common Stock, 91,042 restricted stock units that are payable in an equivalent number of shares of Common Stock (with outstanding awards of restricted stock units that are subject to performance-based vesting included at the target level of performance), and Company stock options to acquire up to an additional 85,000 shares of Common Stock.

Item 6.	Indemnification of Directors and Officers

The Registrant’s Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

The Registrant’s Bylaws provide that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by law. The Registrant’s Bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification.

The Registrant has entered into agreements to indemnify its directors and officers, in addition to the indemnification provided for in the Registrant’s Bylaws. These agreements, among other things, indemnify the Registrant’s directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person’s services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant. The Registrant believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

See the attached Exhibit Index at page 8, which is incorporated herein by reference.

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Item 9.	Undertakings

(a)            The undersigned Registrant hereby undertakes:

(1)              To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                 To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)               To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)              That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)              To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Form of Inducement Stock Option Agreement

4.2	Form of Inducement Restricted Stock Unit Agreement

5	Opinion of Counsel (opinion re legality)

23.1	Consent of Squar Milner LLP (consent of independent registered public accounting firm)

23.2	Consent of Counsel (included in Exhibit 5)

24	Power of Attorney (included in this Registration Statement under “Signatures”)

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on September 4, 2020.

LANTRONIX, INC.

By: /s/ Jeremy Whitaker
Jeremy Whitaker
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jeremy Whitaker and David Goren, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul Pickle Paul Pickle	President, Chief Executive Officer and Director (Principal Executive Officer)	September 4, 2020

/s/ Jeremy Whitaker Jeremy Whitaker	Chief Financial Officer (Principal Financial and Accounting Officer)	September 4, 2020

/s/ Bernhard Bruscha Bernhard Bruscha	Director	September 4, 2020

/s/ Bruce Edwards Bruce Edwards	Director	September 4, 2020

/s/ Margaret Evashenk Margaret Evashenk	Director	September 4, 2020

/s/ Paul Folino Paul Folino	Director	September 4, 2020

/s/ Hoshi Printer Hoshi Printer	Director	September 4, 2020

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